Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

May 18, 2018

Allegion plc

Block D, Iveagh Court

Harcourt Road, Dublin 2

Ireland

Ladies and Gentlemen:

We have acted as United States counsel to Allegion plc, an Irish public limited company (“Allegion”), and Allegion US Holding Company Inc., a Delaware corporation (“Allegion US Holdings” and, together with Allegion, the “Allegion Entities”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Allegion Entities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) ordinary shares of Allegion with a nominal value of U.S. $0.01 per share (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (iii) preferred shares of Allegion with a nominal value of U.S. $0.001 per share (the “Preferred Shares”); (iv) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (v) debt securities (the “Debt Securities”) issued by either Allegion or Allegion US Holdings (as applicable, the “Issuer”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) guarantees of Allegion or Allegion US Holdings, as the case may be (each, a “Guarantor” and collectively, the “Guarantors”), to be issued in connection with the Debt Securities (the “Guarantees”); (viii) contracts for the purchase and sale of Ordinary Shares or Preferred Shares (the “Share Purchase Contracts”); (ix) share purchase units of Allegion (the “Share Purchase Units”), consisting of a Share Purchase Contract and Debt Securities (which may include Guarantees thereof) or debt

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obligations of third parties, including U.S. Treasury securities; (x) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Shares and which may be represented by depositary receipts (the “Depositary Receipts”); and (xi) Ordinary Shares, Preferred Shares, Debt Securities and Guarantees that may be issued upon exercise or conversion of Warrants (as defined below), Share Purchase Contracts, or Depositary Shares, whichever is applicable. The Ordinary Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Securities,” and the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Covered Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate offering price.

The Debt Securities and any Guarantees thereof will be issued under an Indenture, dated as of October 2, 2017 (the “Indenture”), among the Allegion Entities and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The Share Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between Allegion and a purchase contract agent to be named therein (the “Purchase Contract Agent”).

The Ordinary Share Warrants and the Preferred Share Warrants are referred to collectively as the “Share Warrants,” and the Share Warrants and the Debt Security Warrants are referred to collectively as the “Warrants.” The Ordinary Share Warrants will be issued under

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one or more warrant agreements (each, an “Ordinary Share Warrant Agreement”) between Allegion and a warrant agent to be named therein. The Preferred Share Warrants will be issued under one or more warrant agreements (each, a “Preferred Share Warrant Agreement”) between Allegion and a warrant agent to be named therein. The Debt Security Warrants will be issued under one or more warrant agreements (each, a “Debt Security Warrant Agreement”) among the Issuer party thereto, the Guarantors party thereto, a warrant agent to be named therein and the Trustee. The Ordinary Share Warrant Agreements and the Preferred Share Warrant Agreements are referred to collectively as the “Share Warrant Agreements,” and the Share Warrant Agreements and the Debt Security Warrant Agreements are referred to collectively as the “Warrant Agreements.” The warrant agent to a Warrant Agreement is referred to hereinafter as a “Warrant Agent.”

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between Allegion and such depositary as shall be named therein (the “Depositary”).

The Share Purchase Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”), among Allegion and any other Issuer party thereto, any Guarantors party thereto and a unit agent to be named therein. The unit agent to a Unit Agreement is referred to hereinafter as a “Unit Agent.”

The Indenture, the Purchase Contract Agreements, the Warrant Agreements, the Deposit Agreements and the Unit Purchase Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the

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originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Allegion Entities.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, issuance and/or delivery of any Covered Securities by an Allegion Entity, the applicable Securities Agreements will have been duly authorized, executed and delivered by such Allegion Entity and will be the valid and legally binding obligation of all parties thereto other than the Allegion Entities.

We have assumed further that (1) at the time of execution, issuance and/or delivery of any Covered Securities by an Allegion Entity, such Allegion Entity will be validly existing and in good standing under the law of the jurisdiction in which it is organized and will have duly authorized, executed and delivered the applicable Securities Agreements in accordance with its organizational documents and the law of the jurisdiction in which it is organized; (2) execution, delivery and performance by such Allegion Entity of the Covered Securities and the applicable Securities Agreements (including any supplements or amendments thereto) will not violate the law of the jurisdiction in which it is organized or any other applicable laws (except that no assumption is made with respect to the law of the State of New York and the federal law of the United States); and (3) execution, delivery and performance by such Allegion Entity of the

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Covered Securities and the applicable Securities Agreements do not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument that is binding upon, or the organizational documents of, any Allegion Entity.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming (a) the taking of all necessary action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters in accordance with the organizational documents of the applicable Issuer and the law of the jurisdiction in which it is organized and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms.

2. With respect to the Guarantees, assuming (a) the taking of all necessary action to approve the issuance and terms of the Guarantees and related matters in accordance with the organizational documents of the applicable Guarantor and the law of the jurisdiction in which it is organized and (b) the due execution, authentication, issuance and delivery, as applicable, of such Guarantees and the Debt Securities underlying such Guarantees, upon payment of the consideration for such Debt Securities provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and otherwise in accordance with the provisions of the Indenture and such agreement, such Guarantees will constitute valid and legally binding obligations of such Guarantors, enforceable against such Guarantors in accordance with their terms.

3. With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary action in accordance with the organizational documents of Allegion and the law of Ireland to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of such Share Purchase Contracts, upon payment of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of Allegion, enforceable against Allegion in accordance with their terms.

4. With respect to the Share Warrants, assuming (a) the taking of all necessary action in accordance with the organizational documents of Allegion and the law of Ireland to approve the issuance and terms of the Share Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Share Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Share Warrants, upon

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payment of the consideration for such Share Warrants provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and otherwise in accordance with the provisions of the applicable Share Warrant Agreement and such agreement, such Share Warrants will constitute valid and legally binding obligations of Allegion, enforceable against Allegion in accordance with their terms.

5. With respect to the Debt Security Warrants, assuming (a) the taking of all necessary action in accordance with the organizational documents of the applicable Issuer and Guarantor to approve the issuance and terms of the Debt Security Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Debt Security Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and otherwise in accordance with the provisions of the applicable Debt Security Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of each such Issuer and Guarantor, enforceable against each such Issuer and Guarantor in accordance with their terms.

6. With respect to the Share Purchase Units, assuming (a) the taking of all necessary action in accordance with the organizational documents of the applicable Allegion Entities to authorize and approve (1) the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters, (2) the due execution and delivery of the Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units and (3) the issuance and terms of the Debt Securities (and the Guarantees thereof) that are a component of the Share Purchase Units and (b) the due execution, authentication, in the case of such Debt Securities (and the Guarantees thereof), issuance and delivery of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) such Debt Securities (and the Guarantees thereof), in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Share Purchase Contracts, and the Indenture, in the case of Debt Securities (and the Guarantees thereof), such Share Purchase Units will constitute valid and legally binding obligations of each of the applicable Allegion Entities, enforceable against such Allegion Entities in accordance with their terms.

7. With respect to the Depositary Receipts, assuming (a) the taking of all necessary action in accordance with the organizational documents of Allegion and the law of Ireland to authorize and approve the issuance and delivery of the Preferred Shares represented by such Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the related Deposit Agreement, (b) the Preferred Shares represented by the Depositary Shares have been validly issued, fully paid and nonassessable and delivered to the depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of Depositary Shares and Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Shares in accordance with the related Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement duly approved and

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otherwise in accordance with the provisions of the related Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 1 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP